Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100878 of E-Z-EM, Inc. on Form S-8 of our report dated July 27, 2004, except for Note O, as to which the date is August 17, 2004, appearing in the Annual Report on Form 10-K of E-Z-EM, Inc. and Subsidiaries for the fifty-two weeks ended May 29, 2004.


/s/ GRANT THORNTON LLP

Melville, New York
August 17, 2004


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